Exhibit 99.5

POCAHONTAS BANCORP, INC.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS AT

SEPTEMBER 30, 2006 AND 2005 AND FOR THE THREE YEARS IN

THE PERIOD ENDED SEPTEMBER 30, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Pocahontas Bancorp, Inc.

Jonesboro, Arkansas

We have audited the accompanying consolidated statement of financial condition of Pocahontas Bancorp, Inc. and subsidiaries (the “Company”) as of September 30, 2006, and the related consolidated statements of income, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of Pocahontas Bancorp, Inc. and subsidiaries for the years ended September 30, 2005 and 2004, were audited by other auditors whose report, dated December 22, 2005 (December 21, 2006 and May 19, 2006 as to the effects of the restatements of those financial statements, as described in the first and second paragraphs, respectively, of Note 26 thereof), expressed an unqualified opinion on those statements.

We conducted our audit of the 2006 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2006 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pocahontas Bancorp, Inc. and subsidiaries as of September 30, 2006, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KRAFTCPAS PLLC

Nashville, Tennessee

November 21, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Pocahontas Bancorp, Inc.

Jonesboro, Arkansas

We have audited the accompanying consolidated statement of financial condition of Pocahontas Bancorp, Inc. and subsidiaries (the “Company”) as of September 30, 2005, and the related consolidated statements of income, stockholders’ equity, and cash flows for the years ended September 30, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2005, and the results of its operations and its cash flows for the years ended September 30, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 26, the consolidated financial statements for the years ended September 30, 2005 and 2004 have been restated.

/s/ Deloitte & Touche LLP

Little Rock, Arkansas

December 22, 2005 (December 21, 2006 and May 19, 2006 as to the effects of the restatements described in the first and second paragraphs, respectively, in Note 26)

POCAHONTAS BANCORP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

SEPTEMBER 30, 2006 AND 2005

	2006	2005
ASSETS
Cash and due from banks:
Interest bearing	$17,055	$14,600
Noninterest bearing	23,808,233	23,396,851

	23,825,288	23,411,451
Cash surrender value of life insurance	8,392,191	8,019,097
Securities held-to-maturity, at amortized cost (fair value of $130,187,272 and $127,755,514 in 2006 and 2005, respectively)	133,120,083	129,952,373
Securities available-for-sale, at fair value (amortized cost of $97,152,528 and $102,343,904 in 2006 and 2005, respectively)	93,561,067	99,460,045
Trading securities, at fair value	—	3,126,044
Loans receivable, net	431,768,328	426,538,047
Loans receivable, held for sale	3,243,591	3,057,985
Accrued interest receivable	5,037,759	4,487,837
Premises and equipment, net	15,876,493	16,716,912
Federal Home Loan Bank stock, at cost	6,571,500	7,962,000
Goodwill	8,847,572	8,847,572
Core deposit premiums, net	4,350,114	5,323,319
Other assets	3,859,743	4,360,885

TOTAL ASSETS	$738,453,729	$741,263,567

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits	$557,788,431	$514,043,734
Federal Home Loan Bank advances	104,398,292	148,645,397
Deferred compensation	1,788,721	2,176,859
Accrued interest payable	1,243,944	1,289,978
Accrued expenses and other liabilities	3,294,690	5,776,662
Trust preferred securities	16,983,450	16,962,683

Total liabilities	685,497,528	688,895,313

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value, 8,000,000 shares authorized; 7,602,492 shares issued and 4,641,717 shares outstanding at 2006 and 2005	76,024	76,024
Additional paid-in capital	57,134,937	57,275,390
Unearned ESOP shares	(1,799,459)	(2,076,856)
Accumulated other comprehensive loss	(2,837,087)	(2,517,282)
Retained earnings	24,784,330	24,013,522

	77,358,745	76,770,798
Less treasury stock at cost, 2,960,775 shares at 2006 and 2005	(24,402,544)	(24,402,544)

Total stockholders’ equity	52,956,201	52,368,254

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$738,453,729	$741,263,567

See notes to consolidated financial statements.

POCAHONTAS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

	2006	2005	2004
INTEREST INCOME:
Loans receivable	$28,771,889	$23,804,611	$23,997,993
Securities:
Taxable	8,527,625	10,772,099	11,158,113	*
Nontaxable	1,882,097	1,054,706	924,043	*

Total interest income	39,181,611	35,631,416	36,080,149

INTEREST EXPENSE:
Deposits	17,105,078	12,232,219	11,619,647
Borrowed funds	5,415,796	5,269,259	3,751,246
Trust preferred securities	1,610,239	1,440,363	1,286,688

Total interest expense	24,131,113	18,941,841	16,657,581

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	15,050,498	16,689,575	19,422,568
PROVISION FOR LOAN LOSSES	845,000	525,000	3,900,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	14,205,498	16,164,575	15,522,568

NON-INTEREST INCOME:
Dividends	386,678	319,108	135,413
Fees and service charges	3,083,804	3,187,079	3,081,843
Trading gains, net	337	240,736	398,165
Gain on sales of loans	777,312	1,056,477	1,239,706
Gain on sales of securities, net	269,941	565,939	385,866
Gain on sale of branches	—	—	136,834
Gain on sale of loan servicing	159,148	—	—
Other	344,314	306,465	294,690

Total non-interest income, net	5,021,534	5,675,804	5,672,517

NON-INTEREST EXPENSES:
Compensation and benefits	9,350,132	9,342,144	9,539,845
Occupancy and equipment	2,941,812	2,779,615	2,723,191
Insurance premiums	406,065	373,886	334,768
Professional fees	1,478,705	1,008,483	826,156
Data processing	765,205	668,737	675,485
Advertising and donations	478,135	1,193,756	408,480
Office supplies	290,779	373,345	234,129
REO and other repossessed assets	89,889	210,695	321,249
Other	1,303,230	1,554,128	1,211,924

Total non-interest expenses	17,103,952	17,504,789	16,275,227

INCOME BEFORE INCOME TAXES	2,123,080	4,335,590	4,919,858
INCOME TAX EXPENSE (BENEFIT)	(90,550)	1,096,534	1,463,244

NET INCOME	$2,213,630	$3,239,056	$3,456,614

EARNINGS PER SHARE:
Basic earnings per share	$0.49	$0.72	$0.77

Diluted earnings per share	$0.48	$0.71	$0.75

DIVIDENDS PAID	$0.32	$0.32	$0.32

*	2004 amounts as restated, see Note 26

See notes to consolidated financial statements.

POCAHONTAS BANCORP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

	Common Stock		Additional Paid-In Capital	Unearned ESOP Shares	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Treasury Stock		Total Stockholders’ Equity
	Shares	Amount					Shares	Amount
BALANCE, OCTOBER 1, 2003	7,497,066	$74,970	$56,533,430	$(538,121)	$899,339	$20,199,149	2,947,275	$(24,172,200)	$52,996,567
Comprehensive income (loss)
Net change in unrealized gain on available-for-sale securities, net of tax					(478,727)				(478,727)
Unrealized loss for securities transferred to held-to-maturity					(906,107)				(906,107)
Amortization of unrealized loss on securities transferred to held-to-maturity					23,082				23,082
Less reclassification adjustment for (gains) losses included in net income					(254,672)				(254,672)
Net income						3,456,614			3,456,614

Total comprehensive income									1,840,190
Repayment of ESOP loan and related increase in share value			(9,424)	692,663					683,239
Purchase of stock for ESOP				(2,270,740)					(2,270,740)
Options exercised	105,426	1,054	923,649						924,703
Treasury stock purchased							13,500	(230,344)	(230,344)
Dividends						(1,442,791)			(1,442,791)

BALANCE, SEPTEMBER 30, 2004	7,602,492	76,024	57,447,655	(2,116,198)	(717,085)	22,212,972	2,960,775	(24,402,544)	52,500,824
Comprehensive income (loss)
Net change in unrealized loss on available-for-sale securities, net of tax					(1,695,767)				(1,695,767)
Amortization of unrealized loss on securities transferred to held-to-maturity					269,090				269,090
Less reclassification adjustment for (gains) losses included in net income					(373,520)				(373,520)
Net income						3,239,056			3,239,056

Total comprehensive income									1,438,859
Repayment of ESOP loan and related increase in share value			(172,265)	508,252					335,987
Purchase of stock for ESOP				(468,910)					(468,910)
Dividends						(1,438,506)			(1,438,506)

BALANCE, SEPTEMBER 30, 2005	7,602,492	76,024	57,275,390	(2,076,856)	(2,517,282)	24,013,522	2,960,775	(24,402,544)	52,368,254
Comprehensive income (loss)
Net change in unrealized gain on available-for-sale securities, net of tax					(288,856)				(288,856)
Amortization of unrealized loss on securities transferred to held-to-maturity					147,212				147,212
Less reclassification adjustment for (gains) losses included in net income					(178,161)				(178,161)
Net income						2,213,630			2,213,630

Total comprehensive income									1,893,825
Repayment of ESOP loan and related increase in share value			(140,453)	353,509					213,056
Purchase of stock for ESOP				(76,112)					(76,112)
Dividends	—	—	—	—	—	(1,442,822)	—	—	(1,442,822)

BALANCE, SEPTEMBER 30, 2006	7,602,492	$76,024	$57,134,937	$(1,799,459)	$(2,837,087)	$24,784,330	2,960,775	$(24,402,544)	$52,956,201

See notes to consolidated financial statements.

POCAHONTAS BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

	2006	2005	2004
		(As restated, see Note 26)
OPERATING ACTIVITIES:
Net income	$2,213,630	$3,239,056	$3,456,614
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	845,000	525,000	3,900,000
Depreciation of premises and equipment	1,297,821	1,302,848	1,259,864
Deferred income tax provision (benefit)	(533,993)	487,640	(1,324,590)
Amortization of deferred loan fees	(60,390)	(67,185)	(66,577)
Amortization of premiums and discounts, net	153,163	244,153	147,083
Amortization of core deposit premium	973,205	973,204	944,696
Adjustment of ESOP shares and release of shares under recognition and retention plan	213,056	335,987	683,239
(Increase) decrease in loans held for sale	591,706	(507,309)	2,875,744
Net gains on sales of loans	(777,312)	(1,056,477)	(1,239,706)
Net gains on sales of investment securities	(269,941)	(565,939)	(385,866)
Net gains on sales of branches	—	—	(136,834)
Net gain on sale of mortgage servicing rights	(159,148)	—	—
Increase in cash surrender value of life insurance policies	(373,093)	(334,846)	(343,633)
Stock dividends on FHLB stock	(348,700)	(257,700)	(113,400)
Changes in operating assets and liabilities, net
Trading securities	(442,256)	(1,143,679)	(485,113)
Accrued interest receivable	(549,921)	(291,734)	964,903
Accrued interest payable	(46,034)	263,943	(21,783)
Other assets	1,298,788	(1,123,662)	1,832,607
Deferred compensation	(388,139)	(253,235)	(455,144)
Accrued expenses and other liabilities	(51,973)	1,313,021	(798,322)

Net cash provided by operating activities	3,585,469	3,083,086	10,693,782

INVESTING ACTIVITIES:
Sale of branches to Bank of Cave City, Arkansas	—	—	(9,697,800)
Purchases of available for sale and held to maturity securities	(36,868,631)	(80,574,357)	(112,557,349)
Proceeds from sale of securities available-for-sale	2,900,647	49,180,848	86,953,100
Proceeds from maturities, calls and principal prepayment of investment securities	37,414,708	49,787,128	76,386,821
Net (increase) decrease in FHLB Bank stock	1,739,200	221,600	(2,228,800)
Increase in loans, net	(6,819,525)	(46,043,012)	(1,834,799)
Proceeds from sale of REO	940,713	988,675	881,693
Proceeds from sale of premises and equipment	3,235	13,456	7,567
Purchases of premises and equipment	(460,638)	(4,270,778)	(1,042,267)

Net cash provided (used) by investing activities	(1,150,291)	(30,696,440)	36,868,166

(Continued)

POCAHONTAS BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

	2006	2005	2004
		(As restated, see Note 26)
FINANCING ACTIVITIES:
Net increase (decrease) in deposits other than in acquisitions and branch sales	$43,744,697	$22,965,201	$(84,548,016)
Federal Home Loan Bank advances	1,446,820,000	1,000,211,000	877,684,600
Repayment of Federal Home Loan Bank advances	(1,491,067,104)	(1,005,462,472)	(824,481,358)
Exercise of stock options	—	—	924,703
Purchase of treasury shares	—	—	(230,344)
Purchase of stock for ESOP	(76,112)	(468,909)	(2,270,740)
Dividends paid	(1,442,822)	(1,438,506)	(1,442,791)

Net cash provided (used) by financing activities	(2,021,341)	15,806,314	(34,363,946)

NET INCREASE (DECREASE) IN CASH AND DUE FROM BANKS	413,837	(11,807,040)	13,198,002

CASH AND DUE FROM BANKS, BEGINNING OF YEAR	23,411,451	35,218,491	22,020,489

CASH AND DUE FROM BANKS, END OF YEAR	$23,825,288	$23,411,451	$35,218,491

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$24,177,147	$18,677,897	$16,679,365

Income taxes	$533,026	$1,138,685	$2,884,070

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Transfers from loans to real estate acquired, or deemed acquired, through foreclosure	$1,188,433	$2,184,747	$2,706,959

Loans originated to finance the sale of real estate acquired through foreclosure	$383,799	$821,500	$1,149,662

Trading securities transferred to available-for-sale	$3,568,300	$—	$—

Securities purchased not settled	$—	$2,430,000	$—

Securities transferred to held-to-maturity	$—	$—	$86,089,901

(Concluded)

See notes to consolidated financial statements.

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Principles of Consolidation—The accompanying consolidated financial statements include the accounts of Pocahontas Bancorp, Inc. (“Bancorp”), its wholly owned subsidiary, First Community Bank (the “Bank”), as well as the Bank’s subsidiaries, Southern Mortgage Corporation, P.F. Service, Inc. and Sun Realty, Inc. (collectively referred to as the “Company”). All significant intercompany transactions have been eliminated in consolidation. The Bank operates 21 offices in northeastern Arkansas and Tulsa County Oklahoma, as a federally chartered savings and loan.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Due From Banks—For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents are defined as those amounts included in the statement of financial condition caption “cash and due from banks.” This includes cash on hand and amounts due from depository institutions and highly-liquid investments having a maturity at acquisition of three months or less.

Trading Securities—Equity securities held principally for resale in the near term are classified as trading securities and reported at their fair values. Unrealized gains and losses on trading securities are included in other income.

Securities Held-to-Maturity—Bonds, notes, and debentures for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for the amortization of premiums and the accretion of discounts, which are recognized in income using the level-yield method over the assets’ remaining lives and adjusted for anticipated prepayments. Should other than a temporary decline in the fair value of a security occur, the carrying value of such security would be written down to current market value by a charge to operations. As of September 30, 2006 and 2005, no securities were determined to have other than a temporary decline in fair value below cost. For a debt security transferred into the held-to-maturity category from the available-for-sale category, the unrealized holding gain or loss at the date of the transfer, which is included in accumulated other comprehensive income, is amortized over the remaining life of the security as an adjustment of yield in a manner consistent with the amortization of any premium or discount.

Securities Available-for-Sale—Available-for-sale securities consist of securities that the Company intends to hold for an indefinite period of time and are reported at fair value. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as accumulated other comprehensive income (loss), a separate component of stockholders’ equity, until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Declines in the fair value of individual available-for-sale securities below their cost that are other than temporary would result in a write-down of the individual security to its fair value. The related write-down would be included in earnings as a realized loss. As of September 30, 2006, no securities were determined to have other than a temporary decline in fair value below cost.

Loans Receivable—Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

Discounts and premiums on purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts and premiums on purchased consumer loans are recognized over the expected lives of the loans using methods that approximate the interest method. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield over the life of the related loan.

The accrual of interest on impaired loans is discontinued when, in management’s opinion, the borrower may be unable to meet contractual principal or interest obligations or where interest or principal is 90 days or more past due. When a loan is placed on nonaccrual status, accrual of interest ceases and, in general, uncollected past due interest (including interest applicable to prior reporting periods, if any) is reversed and charged against current income. Therefore, interest income is not recognized unless the financial condition or payment record of the borrower warrants the recognition of interest income. Interest on loans that have been restructured is generally accrued according to the renegotiated terms.

Loans Receivable Held for Sale—Loans receivable, held for sale are carried at the lower of cost or market, which is computed by the aggregate method (unrealized losses are offset by unrealized gains). Gains or losses on loan sales are recognized at the time of sale and are determined by the difference between net sales proceeds and the unpaid principal balance of loans sold, adjusted for unamortized discount points and fees collected from borrowers, deferred origination costs and amounts allocated to retained servicing rights.

Allowance for Loan Losses—The allowance for loan losses is a valuation allowance to provide for incurred but not yet realized losses. The Company reviews its loans for impairment on a quarterly basis. Impairment is determined by assessing the probability that the borrower will not be able to fulfill the contractual terms of the agreement. If a loan is determined to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or by use of the observable market price of the loan or fair value of collateral if the loan is collateral dependent. Throughout the year management estimates the level of probable losses to determine whether the allowance for loan losses is appropriate considering the estimated losses existing in the portfolio. Based on these estimates, an amount is charged to the provision for loan losses and credited to the allowance for loan losses in order to adjust the allowance to a level determined by management to be appropriate relative to losses. The allowance for loan losses is increased by charges to income (provisions) and decreased by charge offs, net of recoveries. Loans are charged off by reducing the loan balance and the allowance in the period in which the loans are deemed uncollectible in whole or in part.

Management’s periodic evaluation of the appropriateness of the allowance is based on the Company’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral and current economic conditions.

Homogeneous loans are those that are considered to have common characteristics that provide for evaluation on an aggregate or pool basis. The Company considers the characteristics of (1) one-to-four family residential first mortgage loans; (2) automobile loans; and (3) consumer and home improvement loans to permit consideration of the appropriateness of the allowance for losses of each group of loans on a pool basis. The primary methodology used to determine the appropriateness of the allowance for losses includes segregating certain specific, poorly performing loans based on their performance characteristics from the pools of loans as to type and then applying a loss factor to the remaining pool balance based on several factors including classification of the loans as to grade, past loss experience, inherent risks, economic conditions in the primary

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

market areas and other factors which usually are beyond the control of the Company. Those segregated specific loans are evaluated using the present value of future cash flows, usually determined by estimating the fair value of the loan’s collateral reduced by any cost of selling and discounted at the loan’s effective interest rate if the estimated time to receipt of monies is more than three months.

Non-homogeneous loans are those loans that can be included in a particular loan type, such as commercial loans and multi-family and commercial first mortgage loans, but which differ in other characteristics to the extent that valuation on a pool basis is not valid. After segregating specific, poorly performing loans and applying the methodology as noted in the preceding paragraph for such specific loans, the remaining loans are evaluated based on payment experience, known difficulties in the borrowers business or geographic area, loss experience, inherent risks and other factors usually beyond the control of the Company. These loans are then graded and a factor, based on experience, is applied to estimate the probable loss.

Estimates of the probability of loan losses involve an exercise of judgment. While it is possible that in the near term the Company may sustain losses which are substantial in relation to the allowance for loan losses, it is the judgment of management that the allowance for loan losses reflected in the consolidated statements of financial condition is appropriate considering the estimated probable losses in the portfolio.

Servicing—Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. Capitalized servicing rights are reported in other assets and are amortized into noninterest income in proportion to, and over the period of the estimated future net servicing income of the underlying financial assets. Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum.

Interest Rate Risk—The Company’s asset base is exposed to risk including the risk resulting from changes in interest rates and changes in the timing of cash flows. The Company monitors the effect of such risks by considering the mismatch of the maturities of its assets and liabilities in the current interest rate environment and the sensitivity of assets and liabilities to changes in interest rates. The Company’s management has considered the effect of significant increases and decreases in interest rates and believes such changes, if they occurred, would be manageable and would not affect the ability of the Company to hold its assets as planned. However, the Company is exposed to significant market risk in the event of significant and prolonged interest rate changes.

Foreclosed Real Estate—Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value, less estimated costs to sell, at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenues and expenses from operations and changes in the valuation allowance are included in non-interest expenses. Properties obtained in this matter are also referred to as real estate owned (“REO”).

Premises and Equipment—Land is carried at cost. Buildings and furniture, fixtures, and equipment are carried at cost, less accumulated depreciation. Depreciation for financial statement purposes is computed using the straight-line method over the estimated useful lives of the assets ranging from 3 to 40 years.

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

Core Deposit Premiums—Core deposit premiums paid are being amortized over ten years which approximates the estimated life of the purchased deposits. The carrying value of core deposit premiums is periodically evaluated to estimate the remaining periods of benefit. If these periods of benefit are determined to be less than the remaining amortizable life, an adjustment to reflect such shorter life will be made.

Goodwill—Goodwill is tested periodically for impairment and written down to fair value as necessary. As of April 1, 2006 and 2005, the Company performed its annual impairment test and concluded there was no impairment of the carrying value of the Company’s goodwill. Absent any impairment indicators, the Company expects to perform its next impairment test as of April 1, 2007.

Income Taxes—Deferred tax assets and liabilities are recorded for temporary differences between the carrying value and tax bases of assets and liabilities. Such amounts are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce the deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in applicable deferred tax assets and liabilities.

Stock Compensation—At September 30, 2006, the Company has two stock-based employee compensation plans, which are more fully described in Note 21. Financial Accounting Standards Board Statement Number 123 (revised 2004) (“FAS 123 (R)”), Share-Based Payments, requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. As of October 1, 2005, the Company adopted FAS 123(R) using the modified prospective method. Under this method, the Company is required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remained outstanding at the date of adoption. As of October 1, 2005, the Company’s options were fully vested, requiring no expense to be recorded for the year ended September 30, 2006.

Recently Adopted or Issued Accounting Standards—In November 2005, FSP FAS 115-1 and FAS 124-1 “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” was issued. The FSP addressed the determination as to when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss. It also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance of the FSP amended FASB Statements No. 115, Accounting for Certain Investments in Debt and Equity Securities, No. 124, Accounting for Certain Investments Held by Not-for-Profit Organizations, and APB Opinion No 18, The Equity Method of Accounting for Investments in Common Stock. The FSP nullified certain requirements of Emerging Issues Task Force (“EITF”) Issue 03-1 and supersedes EITF Topic No. D-44, “Recognition of Other-Than-Temporary Impairment upon the Planned Sale of a Security Whose Cost Exceeds Fair Value.” The FSP gives guidance regarding how to determine whether an investment is impaired, if impaired how to evaluate whether the impairment is other-than-temporary, and proper accounting and disclosures for the investments. The Guidance is effective for reporting periods beginning after December 15, 2005; earlier application is permitted. The adoption of EITF 03-1 did not have an effect on the Company’s consolidated financial statements.

In July 2006, the Financial Accounting Standards Board (FASB) issued Financial Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 which is

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

effective for fiscal years beginning after December 15, 2006. FIN No. 48 provides guidance regarding the recognition, measurement, presentation and disclosure in the financial statements of tax positions taken or expected to be taken on a tax return, including the decision whether to file or not file in a particular jurisdiction. The cumulative effect of the changes arising from the initial application of FIN 48 is required to be reported as an adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating the impact, if any, of the adoption of FIN 48 on our financial statements.

Reclassifications—Certain 2004 and 2005 amounts have been reclassified to conform to the 2006 presentation. Accrued interest payable is being presented as a separate line item on the Consolidated Statements of Financial Condition in 2006 compared to 2005, dividends are being presented as a separate line item on the Consolidated Statements of Income in 2006 compared to 2005 and 2004, and other comprehensive income is presented in the Consolidated Statements of Stockholders’ Equity in 2006 instead of in a Statement of Income and Other Comprehensive Income in 2005 and 2004.

2. FAIR VALUES OF FINANCIAL INSTRUMENTS

The estimated fair value amounts of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The carrying amounts and estimated fair values of financial instruments at September 30, 2006 and 2005, were as follows (items which are not financial instruments are not included):

	2006		2005
	Carrying Amounts	Estimated Fair Value	Carrying Amounts	Estimated Fair Value
Financial assets and liabilities:
Cash and due from banks	$23,825,288	$23,825,288	$23,411,451	$23,411,451
Cash surrender value of life insurance	8,392,191	8,392,191	8,019,097	8,019,097
Securities held-to-maturity	133,120,083	130,187,272	129,952,373	127,755,514
Securities available-for-sale	93,561,067	93,561,067	99,460,045	99,460,045
Trading securities	—	—	3,126,044	3,126,044
Loans receivable, net	431,768,328	432,669,000	426,538,047	423,664,000
Loans receivable held for sale	3,243,591	3,308,000	3,057,985	3,260,000
Accrued interest receivable	5,037,759	5,037,759	4,487,837	4,487,837
Federal Home Loan Bank stock	6,571,500	6,571,500	7,962,000	7,962,000
Demand and savings deposits	216,605,387	216,605,387	246,257,677	245,604,000
Time deposits	341,183,044	339,821,000	267,786,057	267,157,000
Federal Home Loan Bank advances	104,398,292	104,198,000	148,645,397	147,967,000

For purposes of the above disclosures of estimated fair value, the following assumptions were used. The estimated fair values for cash and due from banks, cash surrender value of life insurance, accrued interest receivable, and FHLB stock are considered to approximate cost. The estimated fair values for securities are based on quoted market values for the individual securities or for equivalent securities. The fair value for loans is

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

estimated by discounting the future cash flows using the current rates the Company would charge for similar such loans at the applicable date. The estimated fair values for demand and savings deposits are based on the amounts for which they could be settled on demand. The estimated fair values for time deposits and FHLB advances are based on estimates of the rate the Company would pay on such deposits and borrowed funds at the applicable date, applied for the time period until maturity. The estimated fair values for other financial instruments approximate cost and are not considered significant to this presentation. Fair values for the Company’s off-balance-sheet instruments, which consist of lending commitments and standby and commercial letters of credit, are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. Management believes that the fair value of these off-balance-sheet instruments is not significant.

3. SECURITIES

The amortized cost and estimated fair values of securities at September 30 are as follows:

	2006
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Held-to-Maturity
US Government Agencies	$4,000,000	$—	$133,380	$3,866,620
US Government Treasury Notes	19,920,698	—	176,948	19,743,750
Mortgage Backed Securities	61,329,055	—	2,755,893	58,573,162
Municipal bonds	47,870,330	268,955	135,545	48,003,740

Total	$133,120,083	$268,955	$3,201,766	$130,187,272

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale
Mortgage backed securities	$95,214,934	$—	$3,520,437	$91,694,497
Preferred Security	111,350	—	3,325	108,025
Equity Securities (Common Stock)	826,244	26,000	56,799	795,445
Mutual fund	1,000,000	—	36,900	963,100

Total	$97,152,528	$26,000	$3,617,461	$93,561,067

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

	2005
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Held-to-Maturity
US Government Agencies	$4,000,000	$—	$74,057	$3,925,943
US Government Treasury Notes	19,844,509	—	133,571	19,710,938
Mortgage Backed Securities	76,704,653	9,560	2,101,766	74,612,447
Municipal bonds	29,403,211	257,902	154,927	29,506,186

Total	$129,952,373	$267,462	$2,464,321	$127,755,514

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale
Mortgage backed securities	$101,343,904	$—	$2,859,874	$98,484,030
Mutual fund	1,000,000	—	23,985	976,015

Total	$102,343,904	$—	$2,883,859	$99,460,045

The amortized cost and estimated fair value of securities at September 30, 2006, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Held-to-Maturity		Available-for-Sale
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Due in one year or less	$11,643,160	$11,582,568	$—	$—
Due from one year to five years	18,784,018	18,607,185	—	—
Due from five years to ten years	9,630,181	9,629,987	—	—
Due after ten years	31,733,669	31,794,370	—	—
Mortgage backed securities	61,329,055	58,573,162	95,214,934	91,694,497
Preferred Security	—		111,350	108,025
Equity Securities (Common Stock)	—		826,244	795,445
Mutual fund	—	—	1,000,000	963,100

Total	$133,120,083	$130,187,272	$97,152,528	$93,561,067

Available-for-sale securities with a carrying value and a fair value of $41,759,272 and $16,440,711 at September 30, 2006 and 2005, respectively, and held-to-maturity securities with a carrying value of $65,953,046 and a fair value of $64,641,364 at September 30, 2006, and a carrying value of $87,277,527 and a fair value of $85,722,293 at September 30, 2005, were pledged to collateralize public and trust deposits.

For the years ended September 30, 2006, 2005, and 2004, proceeds from the sales of securities available-for-sale amounted to $2,900,647, $49,180,848, and $86,953,100, respectively. Gross realized gains amounted to $295,059, $566,790, and $845,892, respectively. Gross realized losses amounted to $25,118, $851, and $460,026, respectively.

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

The following table presents those investments of the Company with gross unrealized losses, along with the related fair value, by investment category and length of time in a loss position. These individual securities have been in a continuous unrealized loss position as of September 30, 2006.

Security Description	Less than 12 months		12 months or longer		Total
	Market Value	Unrealized Losses	Market Value	Unrealized Losses	Market Value	Unrealized Losses
Held-to-Maturity
U.S. Government agency obligations	$—	$—	$3,866,620	$(133,380)	$3,866,620	$(133,380)
U.S. Government Treasury obligations	—	—	19,743,750	(176,948)	19,743,750	(176,948)
Mortgage-backed securities	—	—	58,573,162	(2,755,893)	58,573,162	(2,755,893)
Municipal Bonds	7,406,237	(35,967)	7,177,054	(99,578)	14,583,291	(135,545)

	$7,406,237	$(35,967)	$89,360,586	$(3,165,799)	$96,766,823	$(3,201,766)

Available-for-Sale
Mortgage-backed securities	$12,688,113	$(107,337)	$79,006,384	$(3,413,100)	$91,694,497	$(3,520,437)
Preferred Security	108,025	(3,325)	—	—	108,025	(3,325)
Equity Securities (Common Stock)	486,945	(34,049)	58,500	(22,750)	545,445	(56,799)
Mutual Fund	963,100	(36,900)	—	—	963,100	(36,900)

	$14,246,183	$(181,611)	$79,064,884	$(3,435,850)	$93,311,067	$(3,617,461)

Management of the Company anticipates that the market values of its investments which have unrealized losses for 12 months or longer at September 30, 2006, will increase to at least the cost of the investment to the Company. The investments with indicated losses above include debt securities whose market values have declined due to interest rate fluctuations and equity securities whose decline appears to be due to normal market factors including the issuer’s financial performance. In determining that the investment is not other-than-temporarily impaired the Company considered reports of financial specialists and the volatility of the investment’s fair value.

U.S. Government Obligations. The unrealized losses on the Company’s investments in U.S. Treasury obligations and direct obligations of U.S. government agencies were caused by interest rate increases. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost of the investment. Because the Company has the ability and intent to hold those investments until a recovery of fair value, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at September 30, 2006.

Federal Agency Mortgage-Backed Securities. The unrealized losses on the Company’s investment in federal agency mortgage-backed securities were caused by interest rate increases. The Company purchased those investment securities at a premium relative to their face amount, and the contractual cash flows of those investments are guaranteed by an agency of the U.S. government. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost of the Company’s investment. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company has the ability and intent to hold those investments until a recovery of fair value, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at September 30, 2006.

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

Municipal Bonds. The unrealized losses on the Company’s investments in municipal bonds were caused by interest rate increases. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost of the investment. Because the Company has the ability and intent to hold those investments until a recovery of fair value, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at September 30, 2006.

Mutual Fund. The unrealized loss on the Company’s investment in the CRA Mutual Fund was caused by interest rate increases. The composition of the Fund includes Asset Backed Securities/CMOs, Targeted Mortgage-backed Securities, FNMA, Taxable Municipal Bonds, Money markets, and project loans. Because the Company has the ability and intent to hold this investment until a recovery of fair value, the Company does not consider this investment to be other-than-temporarily impaired at September 30, 2006.

4. LOANS RECEIVABLE

Loans receivable at September 30 are summarized as follows:

	2006	2005
Real estate loans:
Single-family residential	$127,993,914	$133,438,043
Multifamily residential	9,623,559	8,812,085
Agricultural	18,095,981	20,190,397
Commercial	130,415,628	135,810,958

Total real estate loans	286,129,082	298,251,483

Other loans:
Savings account loans	6,669,883	6,279,261
Commercial business	78,594,307	80,695,014
Other	69,313,129	52,150,010

Total other loans	154,577,319	139,124,285

Total loans receivable	440,706,401	437,375,768

Less:
Undisbursed loan proceeds	5,796,604	7,456,048
Unearned fees, net	147,412	172,412
Allowance for loan losses	2,994,057	3,209,261

Loans receivable, net	$431,768,328	$426,538,047

The Company originates adjustable rate mortgage loans to hold for investment. The Company also originates 15 year, 20 year and 30 year fixed-rate mortgage loans and sells substantially all new originations of such loans to outside investors. Such loans are typically originated for sale. These loans are typically held for sale only a short time, and were approximately $3.2 million and $3.1 million as of September 30, 2006 and 2005, respectively. Normally the short time between origination and sale does not provide for significant differences between cost and market values.

During 2006, the Company sold the servicing rights on $97.2 million of loans previously sold to Fannie Mae for a net gain of $159 thousand.

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

The Company is not committed to lend additional funds to debtors whose loans have been modified.

The Company grants real estate, commercial, consumer and agricultural real estate loans, primarily in northeastern Arkansas and Tulsa County Oklahoma. Substantially all loans are collateralized by real estate or consumer assets.

5. ACCRUED INTEREST RECEIVABLE

Accrued interest receivable at September 30 is summarized as follows:

	2006	2005
Securities	$1,191,180	$1,050,443
Loans receivable	3,846,579	3,437,394

TOTAL	$5,037,759	$4,487,837

6. ALLOWANCE FOR LOAN AND FORECLOSED REAL ESTATE LOSSES

Activity in the allowance for losses on loans and foreclosed real estate for the years ended September 30, 2006, 2005 and 2004 is as follows:

	Loans	Foreclosed Real Estate
BALANCE, OCTOBER 1, 2003	$4,067,660	$88,293
Provision for losses	3,900,000	272,515
Charge-offs	(4,645,193)	(317,717)
Recoveries	443,033	34,264

BALANCE, SEPTEMBER 30, 2004	3,765,500	77,355
Provision for losses	525,000	161,200
Charge-offs	(2,309,202)	(201,244)
Recoveries	1,227,963	7,000

BALANCE, SEPTEMBER 30, 2005	3,209,261	44,311
Provision for losses	845,000	76,700
Charge-offs	(1,522,663)	(111,939)
Recoveries	462,459	4,411

BALANCE, SEPTEMBER 30, 2006	$2,994,057	$13,483

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

The following is a summary of information pertaining to impaired and non-accrual loans:

	September 30,
	2006	2005
	(in thousands)
Impaired loans with a valuation allowance	$1,875	$937
Impaired loans without a valuation allowance	—	—

Total Impaired Loans	$1,875	$937

Valuation allowance related to impaired loans	$409	$229
Total non-accrual loans	$2,059	$3,936
Total loans past-due ninety days or more and still accruing	$4	$161

	Years Ended September 30,
	2006	2005
	(in thousands)
Average investment in impaired loans	$1,354	$4,700

Interest income recognized on impaired loans	$69	$35

Interest income recognized on a cash basis on impaired loans is not significantly different from interest recognized on impaired loans above. No additional funds are committed to be advanced in connection with impaired loans.

7. PREMISES AND EQUIPMENT

Premises and equipment at September 30 are summarized as follows:

	2006	2005
Cost:
Land	$3,654,614	$3,654,614
Buildings and improvements	14,429,261	14,186,463
Furniture, fixtures, and equipment	5,638,965	5,481,484

	23,722,840	23,322,561
Less accumulated depreciation	(7,846,347)	(6,605,649)

TOTAL	$15,876,493	$16,716,912

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

The Company is obligated under various non-cancelable operating leases for premises and equipment. Rental expense was $125,000, $122,000, and $131,000 for the years ended September 30, 2006, 2005 and 2004, respectively. Most of the leases contain options to extend for periods of 5 years. As of September 30, 2006, the approximate future minimum lease payments due under the aforementioned operating leases for their base terms are as follows:

Years ending September 30:
2007	$125,931
2008	117,216
2009	69,927
2010	55,539
2011	4,177

Total	$372,792

8. GOODWILL AND CORE DEPOSIT PREMIUMS, NET

There has been no change in the $8,847,572 carrying amount of goodwill for the years ended September 30, 2006 and 2005.

As of September 30, 2006, the Company has total core deposit intangible assets of $4,350,114 net of accumulated amortization of approximately $5,240,092. Core deposit intangible assets are estimated to have a useful life of 10 years.

The amortization of core deposit premiums is reported in the “interest expense on deposits” line item of the Company’s Consolidated Statements of Income. Total amortization expense for core deposit intangible assets was approximately $973,204, $973,204, and $944,696 for the years ended September 30, 2006, 2005, and 2004 respectively. Amortization expense for the net carrying amount of core deposit intangible assets at September 30, 2006 is estimated to be as follows:

Years ending September 30:
2007	$973,204
2008	838,883
2009	794,109
2010	794,109
2011	643,060
After September 30, 2011	306,749

Total	$4,350,114

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

9. DEPOSITS

Deposits at September 30 are summarized as follows:

	2006	2005
Checking accounts, including noninterest-bearing deposits of $32,426,589 and $40,043,005 in 2006 and in 2005 , respectively	$181,900,018	$200,411,165
Passbook savings	34,705,369	45,846,512
Certificates of deposit	341,183,044	267,786,057

TOTAL	$557,788,431	$514,043,734

The aggregate amount of jumbo certificates of deposit with a minimum denomination of $100,000 was $152,742,712 and $115,268,031 at September 30, 2006 and 2005, respectively.

At September 30, 2006, scheduled maturities of certificates of deposit, net are as follows:

Total
Years ending September 30:
2007	$271,418,792
2008	39,774,661
2009	17,591,134
2010	8,396,597
2011	4,132,360

Subtotal	$341,313,544
Unamortized acquisition adjustment	(130,500)

TOTAL	$341,183,044

Interest expense on deposits for the years ended September 30, 2006, 2005, and 2004, is summarized as follows:

	2006	2005	2004
Checking	$3,905,559	$3,191,612	$3,529,430
Savings	921,980	851,069	585,210
Certificates of deposit	12,277,539	8,189,538	7,505,007

TOTAL	$17,105,078	$12,232,219	$11,619,647

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

10. FEDERAL HOME LOAN BANK STOCK AND ADVANCES

The Company is required to purchase stock in the FHLB. Such stock may be redeemed at par but is not readily marketable. At September 30, 2006 and 2005, the Company had stock of $6,571,500 and $7,962,000, respectively. Pursuant to collateral agreements with the FHLB, advances are collateralized by all of the Company’s stock in the FHLB and by 75% of qualifying loans with a carrying value at September 30, 2006 and 2005, of approximately $138,991,000 and $136,740,000, respectively. Advances at September 30, 2006 and 2005, have maturity dates as follows:

	2006		2005
	Weighted Average Rate	Amount	Weighted Average Rate	Amount
September 30:
2006		$—	2.93%	$76,980,000
2007	3.99%	75,500,000	3.31%	49,500,000
2008	3.91%	10,357,965	3.95%	10,574,980
2009	4.43%	5,000,000	4.43%	5,000,000
2010	7.03%	4,000,000	7.03%	4,000,000
2011	5.06%	7,000,000		—
Thereafter	6.97%	2,540,327	6.97%	2,590,417

TOTAL	4.26%	$104,398,292	3.36%	$148,645,397

Interest expense on FHLB advances was $5,195,592, $4,997,198, and $3,657,921, for the years ended September 30, 2006, 2005, and 2004, respectively. Interest rates on all FHLB advances are fixed as of September 30, 2006.

11. TRUST PREFERRED SECURITIES

On March 28, 2001, Pocahontas Capital Trust I, a Delaware statutory business trust wholly owned by Pocahontas Bancorp, Inc., sold to qualified buyers in a private placement offering $7.5 million of 10.18% cumulative trust preferred securities. The proceeds were used to purchase an equal principal amount of 10.18% subordinated debentures of Pocahontas Bancorp, Inc. Pocahontas Bancorp, Inc. has, through various contractual arrangements, fully and unconditionally guaranteed all obligations of Pocahontas Capital Trust I on a subordinated basis with respect to the preferred securities. Subject to certain limitations, the preferred securities qualify as regulatory Tier 1 capital and are presented in the consolidated statements of financial condition as liabilities. The sole asset of Pocahontas Capital Trust I is the subordinated debentures issued by Pocahontas Bancorp, Inc. Both the preferred securities of Pocahontas Capital Trust I and the subordinated debentures of Pocahontas Bancorp, Inc. will mature on June 6, 2031; however, they may be prepaid, prior to maturity at any time on or after June 8, 2011, or earlier upon the occurrence of a special event as defined as certain changes in tax or investment company laws or regulatory capital requirements.

On November 28, 2001, Pocahontas Capital Trust II, a Delaware statutory business trust wholly owned by Pocahontas Bancorp, Inc., sold to qualified buyers in a private placement offering $10.0 million of variable rate (LIBOR +3.75%) cumulative trust preferred securities. The coupon resets semi-annually and has a coupon cap of 11.0% until December 8, 2006. The proceeds were used to purchase an equal principal amount of variable rate (LIBOR +3.75%) subordinated debentures of Pocahontas Bancorp, Inc. Pocahontas Bancorp, Inc. has, through various contractual arrangements, fully and unconditionally guaranteed all obligations of Pocahontas Capital

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

Trust II on a subordinated basis with respect to the preferred securities. Subject to certain limitations, the preferred securities qualify as regulatory Tier 1 capital and are presented in the consolidated statements of financial condition as liabilities. The sole asset of Pocahontas Capital Trust II is the subordinated debentures issued by Pocahontas Bancorp, Inc. Both the preferred securities of Pocahontas Capital Trust II and the subordinated debentures of Pocahontas Bancorp, Inc. will mature on December 8, 2031; however, they may be prepaid, prior to maturity and upon prior approval from the OTS at any time on or after December 8, 2006, or earlier upon the occurrence of a special event as defined as certain changes in tax or investment company laws or regulatory capital requirements.

For the years ended September 30, 2006, 2005 and 2004, interest expense incurred on the trust preferred securities totaled $1,610,239, $1,440,363, and $1,286,688, respectively. Such interest is shown under interest expense as a separate line item, in the consolidated statements of income.

12. DEFERRED COMPENSATION

The Company has funded and unfunded deferred compensation agreements with a former executive and non-officer members of the Board of Directors. The plans limit the ability of the executive to compete with the Company and require that the directors continue to serve for a specified period of time. The amount of expense related to such plans for the years ended September 30, 2006, 2005, and 2004, was approximately $1,700, $14,000, and $13,000, respectively. As of September 30, 2006 and 2005, approximately $23,000, and $302,000, respectively was payable under the remaining agreements.

On March 2, 1999, the Company, the Bank, and an executive entered into an Employment Separation Agreement and Release (the “Agreement”). The Agreement provides, among other things, for the payment by the Company to the executive of $2,750,000, plus interest on the unpaid balance at the federal funds rate as determined monthly, in installments of not less than $150,000 annually, with the entire unpaid amount due upon the executive’s death. The unpaid balance, including accrued interest, was approximately $1,766,000 and $1,875,000 at September 30, 2006 and 2005, respectively.

13. RETIREMENT PLAN AND 401K AND EMPLOYEE STOCK OWNERSHIP PLAN

The Company has a 401K and Employee Stock Ownership Plan (“ESOP”). The 401K portion of the plan has semi-annual open enrollment dates and covers all employees who have accumulated one hour of service in each year. The Company can make either matching contributions or contribute an amount equal to a flat percentage rate, selected by discretion of the Board of Directors, applied to the base salary of each eligible employee. The Company made no contributions to the 401K portion of the plan for the years ended September 30, 2006, 2005 and 2004.

The Company established the ESOP on March 31, 1998. The plan covers all employees who have accumulated one year with 1,000 hours of service in each year. In 2003, the ESOP established a $2.0 million line of credit with the Company that was to be used to purchase additional shares of Company stock. In 2004, the ESOP established a second $2.0 million line of credit with the Company that was to be used to purchase additional shares of Company stock. Both loans were collateralized by the shares that were purchased with the proceeds of the loan; as of September 30, 2004, the ESOP owed $0.3 million on the first line of credit and $1.8 million on the second line of credit.

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

During October 2004, the ESOP established a third line of credit for $3.1 million with the Company to be used to payoff the outstanding balances of $0.3 million on the first line of credit and the $1.8 million on the second line of credit and purchase up to $1.0 million in additional shares of Company stock on or before December 31, 2005. The loan is collateralized by shares that were purchased with the proceeds of the loans; as of September 30, 2005, the ESOP owed $1.8 million on the line of credit. As the loan is repaid, ESOP shares will be allocated to participants of the ESOP and are available for release to the participants subject to the vesting provisions of the ESOP. The Company contributed $316,757, $503,605, and $717,636, respectively, to the ESOP in years ended September 30, 2006, 2005, and 2004.

The Company also has a supplemental retirement plan for certain executive officers. The plan requires that a set amount be deposited into a trust each year until the executive officers reach 60 years of age. The amount of expense related to such plans was approximately $122,000, for each of the years ended September 30, 2006, 2005, and 2004, respectively.

14. INCOME TAXES

Bancorp and its subsidiaries file consolidated federal income tax returns on a fiscal year basis. During the year ended September 30, 1997, new legislation was enacted which provides for the recapture into taxable income of certain amounts previously deducted as additions to the bad debt reserves for income tax purposes. The Company began changing its method of determining bad debt reserves for tax purposes following the year ended September 30, 1996. The amounts to be recaptured for income tax reporting purposes are considered by the Company in the determination of the net deferred tax liability.

Income tax provision (benefit) for the years ended September 30 is summarized as follows:

	2006	2005	2004
Current tax
Federal	$498,393	$535,991	$2,335,897
State	(54,950)	72,903	451,937

	443,443	608,894	2,787,834
Deferred tax
Federal	(478,401)	404,860	(1,117,427)
State	(55,592)	82,780	(207,163)

	(533,993)	487,640	(1,324,590)

Total	$(90,550)	$1,096,534	$1,463,244

For the year ended September 30, 2006, the Company incurred federal alternative minimum tax of approximately $269,000 due principally to significant earnings from tax-exempt municipal bonds and the increase in the cash surrender value of officers’ life insurance. This amount will be available as a credit to offset regular federal tax in future years.

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

The income tax provision differed from the amounts computed by applying the federal income tax rates as a result of the following:

	2006		2005		2004
Expected income tax expense	34.0%	$721,847	34.0%	$1,496,541	34.0%	$1,672,752
Exempt income	(30.1)	(639,913)	(8.1)	(358,600)	(6.4)	(314,175)
Cash surrender value of life insurance	(5.5)	(117,257)	(2.4)	(104,851)	(2.2)	(107,839)
State tax, net of federal benefit	(3.4)	(72,958)	2.4	104,345	3.3	161,551
Other	0.8	17,731	(0.6)	(40,901)	1.0	50,955

TOTAL	(4.3)%	$(90,550)	25.3%	$1,096,534	29.7%	$1,463,244

The net deferred tax amount, which is included in other assets (liabilities), consisted of the following:

	2006	2005
Deferred tax assets:
Deferred compensation	$712,092	$869,288
Allowance for loan losses	1,633,504	1,857,974
Unrealized loss on available-for-sale securities	1,221,097	980,512
Acquired deposit discount	75,779	—
Acquired loan premium	170,790	—
Tax credits	268,789	—
Other	17,271	17,946

Total deferred tax assets	4,099,321	3,725,720
Deferred tax liabilities:
Acquired core deposit intangible	(740,068)	(1,001,136)
Acquired deposit discount	—	(156,643)
Acquired loan premium	—	(21,351)
FHLB stock dividends	(315,956)	(214,572)
Other	(407,145)	(470,444)

Total deferred tax liabilities	(1,463,169)	(1,864,146)

Net deferred tax asset (liability)	$2,636,152	$1,861,574

The Company provides for the recognition of a deferred tax asset or liability for the future tax consequences of differences in carrying amounts and tax bases of assets and liabilities. Specifically exempted from this provision are bad debt reserves for tax purposes of U.S. savings and loan associations in the association’s base year, as defined. Base year reserves total approximately $3,600,000. Consequently, a deferred tax liability of approximately $1,378,000 related to such reserves is not provided for in the statement of financial condition.

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

15. REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of tangible and core capital (as defined in the regulations) to adjusted total assets (as defined), and of total capital (as defined) to risk weighted assets (as defined). Management believes, as of September 30, 2006, that the Bank met all capital adequacy requirements to which it is subject.

As of September 30, 2006 and 2005, the most recent notification from the Office of Thrift Supervision (“OTS”) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total, tangible, and core capital ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution’s category.

The Bank’s actual capital amounts (in thousands) and ratios are also presented in the table:

	Actual		Required For Capital Adequacy Purposes		Required To Be Categorized As Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of September 30, 2006:
Tangible capital to tangible assets	$54,579	7.51%	$10,906	1.50%	N/A	N/A
Core capital to adjusted tangible assets	54,579	7.51	29,084	4.00	$36,355	5.00
Total capital to risk weighted assets	57,573	12.39	37,176	8.00	46,471	10.00
Tier I capital to risk weighted assets	54,579	11.74	18,588	4.00	27,882	6.00
As of September 30, 2005:
Tangible capital to tangible assets	$49,414	6.80%	$10,903	1.50%	N/A	N/A
Core capital to adjusted tangible assets	49,414	6.80	29,074	4.00	$36,343	5.00
Total capital to risk weighted assets	52,623	11.50	36,595	8.00	45,743	10.00
Tier I capital to risk weighted assets	49,414	10.80	18,297	4.00	27,446	6.00

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

16. RETAINED EARNINGS

The Bank may not declare or pay cash dividends on its shares of common stock if the effect thereof would cause the Bank’s stockholder’s equity to be reduced below applicable regulatory capital maintenance requirements for insured institutions. This requirement effectively limits the dividend paying ability of the Company in that the Company must maintain an investment in equity of the Bank sufficient to enable the Bank to meet its requirements as noted above. Required capital amounts are shown in Note 15 to the consolidated financial statements. Liquidation account balances are not maintained because of the cost of maintenance and the remote likelihood of complete liquidation. Additionally, the Bank is limited to distributions it may make to Bancorp without OTS approval if the distribution would cause the total distributions to exceed the Bank’s net income for the year to date plus the Bank’s net income (less distributions) for the preceding two years. Bancorp may use assets other than its investment in the Bank as a source of dividends.

17. EARNINGS PER SHARE

The earnings per share amounts were computed using the weighted average number of shares outstanding during the periods presented. In accordance with Statement of Position No. 93-6, Employers’ Accounting for Employee Stock Ownership Plans, issued by the American Institute of Certified Public Accountants, shares owned by the Company’s Employee Stock Ownership Plan that have not been committed to be released are not considered to be outstanding for the purpose of computing earnings per share.

The weighted average numbers of shares used in the basic and diluted earnings per share calculation are set out in the table below:

	Year Ended September 30
	2006	2005	2004
Basic EPS weighted average shares	4,508,501	4,492,462	4,470,913
Add dilutive effect of unexercised options	68,764	78,772	126,184

Dilutive EPS weighted average shares	4,577,265	4,571,234	4,597,097

18. CONTINGENCIES

The Company is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial statements of the Company and subsidiaries.

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

19. OFF-BALANCE SHEET ARRANGEMENTS AND COMMITMENTS

The Company, in the normal course of business, makes commitments to buy or sell assets or to incur or fund liabilities. Commitments include, but are not limited to the origination, purchase, or sale of loans, the purchase of investment securities, fulfillment of commitments under letters-of-credit, extensions of credit on home equity lines of credit and construction loans, and the commitment to fund withdrawals of savings accounts at maturity.

At September 30, 2006, the Company’s off-balance sheet arrangements principally included lending commitments, which are described below. At September 30, 2006, the Company had no interests in non-consolidated special purpose entities. At September 30, 2006, commitments included:

Total approved loan origination commitments outstanding were $6.4 million.

Rate lock agreements with customers of $3.7 million, all of which have been locked with an investor.

Undisbursed balances of construction loans of $5.8 million.

Total unused lines of credit of $26.9 million.

Outstanding letters of credit of $0.7 million.

Total certificates of deposit scheduled to mature in one year or less of $271.3 million.

Total unfunded commitments to originate loans for sale and the related commitments to sell of $3.7 million meet the definition of a derivative financial instrument; the related asset and liability are considered immaterial at September 30, 2006.

Based on historical experience, management believes that a significant portion of maturing deposits will remain with the Company. The Company anticipates that it will continue to have sufficient funds, through repayments, deposits and borrowings, to meet its current commitments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit, and financial guarantees written is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Unless noted otherwise, the Company does not require collateral or other security to support such financial instruments with credit risk.

Commitments to Extend Credit and Financial Guarantees—Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty.

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds marketable securities as collateral supporting these commitments for which collateral is deemed necessary.

The Company has not incurred any losses on its commitments in any of the three years in the period ended September 30, 2006.

20. RELATED PARTY TRANSACTIONS

In the normal course of business, the Company has made loans to its directors, officers, and their related business interests. In the opinion of management, related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectability. The aggregate dollar amount of loans outstanding to directors, officers, and their related business interests total approximately $14,886,239, and $13,110,829 at September 30, 2006, and 2005, respectively. During the year ended September 30, 2006, total principal additions were $7,977,280 and total principal reductions were $6,201,870.

Deposits from related parties held by the Company at September 30, 2006, and 2005, amounted to $5,586,355 and $4,823,108, respectively.

21. RESTRICTED STOCK AWARD PROGRAMS AND STOCK OPTION PLANS

1998 Stock Option Plan—

The Company’s stockholders adopted the 1998 Stock Option Plan (“SOP”) on October 23, 1998. The SOP provides for a committee of the Company’s Board of Directors to award any one or a combination of incentive stock options, non-statutory or compensatory stock options, limited rights, dividend equivalent rights and reload options, representing up to 357,075 shares of the Company’s stock. The options will vest in equal amounts over five years beginning one year from the date of grant. Options granted vest immediately in the event of retirement, disability, or death and are generally exercisable for a three year period following such event. Outstanding stock options expire no later than 10 years from the date of grant. Under the SOP, options have been granted to directors and key employees of the Company. The exercise price in each case equals the fair market value of the Company’s stock at the date of grant. The Company granted 350,000 options on October 23, 1998, which have an exercise price of $9.00 per share, the fair value of the stock on that date. The weighted average remaining contractual life of the options as of September 30, 2006, is 2.1 years.

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

Stock Options Assumed in Acquisition—

During the year ended September 30, 2002, the Company completed its acquisition of North Arkansas Bancshares, Inc. The Company assumed 30,970 in stock options granted to employees and directors of North Arkansas Bancshares, Inc. related to such acquisition. All options granted to non-employee directors shall expire one year after the non-employee director ceases to maintain continuous service.

A summary of the activity of the Company’s stock option plans is as follows:

	Shares	Weighted Average Exercise Price
Outstanding at October 01, 2004	190,831	$8.77

Granted	—
Exercised	—
Forfeited	—

Outstanding at September 30, 2005	190,831	$8.77

Granted	—
Exercised	—
Forfeited	—

Outstanding at September 30, 2006	190,831	$8.77

Options exercisable at September 30, 2004	190,831	$8.77

Options exercisable at September 30, 2005	190,831	$8.77

Options exercisable at September 30, 2006	190,831	$8.77

1998 Recognition Plan

The 1998 Recognition and Retention Plan (“RRP”) provides for a committee of the Company’s Board of Directors to award restricted stock to key officers as well as non-employee directors. The RRP authorizes the Company to grant up to 142,830 shares of the Company’s common stock. The Committee granted 142,830 shares to key officers and non-employee directors on October 23, 1998.

Compensation expense was recognized based on the fair market value of the shares on the grant date of $9.00 over the vesting period. The shares vested equally over a five year period with the first vesting date of January 3, 2000. All expense associated with this plan has been recognized.

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

22. OTHER COMPREHENSIVE INCOME

	Year Ended September 30, 2006
	Before Tax Amount	Tax Benefit	Net-of-Tax Amount
UNREALIZED GAINS (LOSSES) ON SECURITIES:
Unrealized holding gain (loss) on securities arising during period	$(214,612)	$72,968	$(141,644)
Less reclassification adjustment for gains included in net income	(269,941)	91,780	(178,161)

Other comprehensive income (loss)	$(484,553)	$164,748	$(319,805)

	Year Ended September 30, 2005
	Before Tax Amount	Tax Benefit	Net-of-Tax Amount
UNREALIZED GAINS (LOSSES) ON SECURITIES:
Unrealized holding gain (loss) on securities arising during period	$(2,161,632)	$734,955	$(1,426,677)
Less reclassification adjustment for gains included in net income	(565,939)	192,419	(373,520)

Other comprehensive income (loss)	$(2,727,571)	$927,374	$(1,800,197)

	Year Ended September 30, 2004
	Before Tax Amount	Tax Benefit	Net-of-Tax Amount
UNREALIZED GAINS (LOSSES) ON SECURITIES:
Unrealized holding gain (loss) on securities arising during period	$(2,063,261)	$701,509	$(1,361,752)
Less reclassification adjustment for gains included in net income	(385,867)	131,195	(254,672)

Other comprehensive income (loss)	$(2,449,128)	$832,704	$(1,616,424)

23. MERGER AGREEMENT

On July 26, 2006, the Company entered into a definitive agreement with IBERIABANK Corporation (“IBERIABANK”) pursuant to which IBERIABANK will acquire the Company. According to the agreement, shareholders of Bancorp will receive 0.2781 share of IBERIABANK common stock per outstanding share of Bancorp common stock. The merger consideration is not subject to caps or collars. The transaction is expected to be consummated in the first calendar quarter of 2007, subject to regulatory and Bancorp shareholder approvals. Subsequent to completion of the merger, First Community Bank will operate as a separately chartered banking subsidiary of IBERIABANK.

24. PARENT COMPANY ONLY FINANCIAL INFORMATION

The following condensed statements of financial condition as of September 30, 2006 and 2005, and condensed statements of income and cash flows for the years ended September 30, 2006, 2005 and 2004, for Pocahontas Bancorp, Inc. should be read in conjunction with the consolidated financial statements and the notes herein.

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

POCAHONTAS BANCORP, INC.

(PARENT COMPANY ONLY)

CONDENSED STATEMENTS OF FINANCIAL CONDITION

SEPTEMBER 30, 2006 AND 2005

	2006	2005
ASSETS
Cash	$20,690	$—
Deposit in Bank	4,916,039	6,297,468
Investment in Bank	65,340,575	62,061,533
Loan receivable	1,815,885	2,056,529
Investment securities	903,470	3,126,044
Other assets	1,747,576	1,323,652

TOTAL ASSETS	$74,744,235	$74,865,226

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued expenses and other liabilities	$3,038,363	$3,659,300
Deferred compensation	1,766,221	1,874,989
Trust preferred securities	16,983,450	16,962,683
Stockholders’ equity	52,956,201	52,368,254

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$74,744,235	$74,865,226

CONDENSED STATEMENTS OF INCOME

YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004

	2006	2005	2004
INCOME:
Dividend from the Bank	$—	$4,000,000	$5,500,000
Interest and investment income	543,898	497,144	536,154

Total Income	543,898	4,497,144	6,036,154

EXPENSES:
Interest expense	1,703,511	1,568,526	1,335,162
Operating expenses	1,090,918	748,985	671,960

Total Expenses	2,794,429	2,317,511	2,007,122

EARNINGS (LOSS) BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED EARNINGS OF BANK SUBSIDIARY	(2,250,531)	2,179,633	4,029,032

INCOME TAX BENEFIT	887,836	726,535	517,437

EARNINGS (LOSS) BEFORE EQUITY IN UNDISTRIBUTED EARNINGS OF BANK SUBSIDIARY	(1,362,695)	2,906,168	4,546,469

EQUITY IN UNDISTRIBUTED EARNINGS (DISTRIBUTIONS IN EXCESS OF EARNINGS) OF BANK SUBSIDIARY	3,576,325	332,888	(1,089,855)

NET INCOME	$2,213,630	$3,239,056	$3,456,614

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

POCAHONTAS BANCORP, INC.

(PARENT COMPANY ONLY)

CONDENSED STATEMENTS OF CASH FLOWS

YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004

	2006	2005	2004
OPERATING ACTIVITIES:
Net income	$2,213,630	$3,239,056	$3,456,614
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed earnings of Bank subsidiary	(3,576,325)	(332,888)	1,089,855
ESOP allocation	213,056	335,987	—
Amortization	20,767	20,766	20,767
Gain on sales of securities	(265,857)	—	—
Changes in operating assets and liabilities:
Trading securities	(442,256)	(1,143,679)	(485,113)
Loan receivable	240,644	34,696	(1,553,104)
Other assets	(412,324)	(559,079)	166,505
Accrued expenses and other liabilities	(697,046)	623,938	(74,045)
Deferred compensation	(108,769)	(107,945)	(125,737)

Net cash (used) provided by operating activities	(2,814,480)	2,110,852	2,495,742

INVESTING ACTIVITIES:
Proceeds from sales of investments	2,896,563	—	—

Net cash provided by investing activities	2,896,563	—	—

FINANCING ACTIVITIES:
Options exercised	—	—	924,703
Dividends paid	(1,442,822)	(1,438,506)	(1,442,791)
Purchase of treasury stock	—	—	(230,344)

Net cash used by financing activities	(1,442,822)	(1,438,506)	(748,432)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,360,739)	672,346	1,747,310

CASH AND CASH EQUIVALENTS:
Beginning of year	6,297,468	5,625,122	3,877,812

End of year	$4,936,729	$6,297,468	$5,625,122

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

25. QUARTERLY FINANCIAL DATA (UNAUDITED)

The following tables represent summarized data for each of the four quarters in the years ended September 30, 2006 and 2005:

	2006
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	(in thousands, except per share data)
Interest income	$10,145	$9,816	$9,770	$9,451
Interest expense	6,550	6,204	5,879	5,498

Net interest income	3,595	3,612	3,891	3,953
Provision for loan losses	535	—	310	—

Net interest income after provision for loan losses	3,060	3,612	3,581	3,953
Non-interest income	1,065	1,150	1,352	1,455
Non-interest expense	4,247	4,161	4,379	4,317

Income before income taxes	(122)	601	554	1,091
Income tax expense (benefit)	(209)	(38)	(77)	234

Net income	$87	$639	$631	$857

Basic earnings per share	$0.02	$0.14	$0.14	$0.19
Diluted earnings per share	$0.01	$0.14	$0.14	$0.19
Cash dividends declared per common share	$0.08	$0.08	$0.08	$0.08

	2005
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	(in thousands, except per share data)
Interest income	$9,071	$9,059	$8,724	$8,778
Interest expense	5,102	4,862	4,567	4,411

Net interest income	3,969	4,197	4,157	4,367
Provision for loan losses	400	—	—	125

Net interest income after provision for loan losses	3,569	4,197	4,157	4,242
Non-interest income	1,572	1,734	819	1,551
Non-interest expense	4,427	4,653	4,325	4,100

Income before income taxes	714	1,278	651	1,693
Income tax expense (benefit)	(140)	440	221	576

Net income	$854	$838	$430	$1,117

Basic earnings per share	$0.19	$0.19	$0.09	$0.25
Diluted earnings per share	$0.19	$0.19	$0.09	$0.24
Cash dividends declared per common share	$0.08	$0.08	$0.08	$0.08

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

26.	RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

Subsequent to the issuance of the Company’s consolidated financial statements included in its Form 10-K/A for the year ended September 30, 2005, the Company determined that a restatement of the amounts for the taxable and nontaxable securities interest income line items of the consolidated statement of income for the year ended September 30, 2004 was necessary due to a classification error. The previously reported nontaxable securities interest income of $0.3 million was understated by $0.6 million and the previously reported taxable securities interest income of $11.8 million was overstated by $0.6 million for the year ended September 30, 2004. The reclassification within securities interest income had no effect on total interest income or any other financial statement line item. In addition, the Company determined that amounts previously presented in the Company’s consolidated statements of cash flows for the years ended September 30, 2005 and 2004 contained errors related to the Company’s transfers from loans to real estate acquired, or deemed acquired, through foreclosure and the loans originated to finance the sale of real estate acquired through foreclosure. As a result, the accompanying consolidated statements of cash flows for the years ended September 30, 2005, and 2004 have been restated to eliminate the effect of the non cash transactions from both the investing activities and operating activities sections. These corrections resulted in an increase in net cash provided by operating activities and a corresponding decrease in cash provided by (or increase in cash used in) investing activities of $2.2 million, and $2.7 million from those amounts previously restated in the consolidated statements of cash flows for the years ended September 30, 2005 and 2004, respectively. There was no change in the net increase (decrease) in cash resulting from these corrections. Further, these changes had no effect on the Company’s consolidated statements of income, consolidated statements of financial condition, or consolidated statements of shareholders’ equity.

As previously reported in its Form 10-K/A for the year ended September 30, 2005, the Company had also previously determined that amounts presented in the Company’s consolidated statement of cash flows for the year ended September 30, 2005, reflected an error in the presentation of the Company’s investment securities that were purchased, but not yet settled, at September 30, 2005. An error in the presentation of the receipt of stock dividends paid on FHLB stock has also been corrected for the years ended September 30, 2005 and 2004. As a result, the consolidated statement of cash flows for the year ended September 30, 2005 has previously been restated to present the purchase of securities not yet settled at September 30, 2005 as a non-cash activity rather than in the investing activities and operating activities sections. The amounts presented in the Company’s consolidated statements of cash flows for the years ended September 30, 2005 and 2004 also reflect a correction in the presentation of the receipt of stock dividends on FHLB stock as an adjustment to reconcile net income to net cash provided by operating activities rather than investing activities. There was no change in the net increase (decrease) in cash resulting from either of these corrections. Further, these changes had no effect on the Company’s consolidated statements of income, consolidated statements of financial condition, or consolidated statements of shareholders’ equity.

POCAHONTAS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

The effect of the restatements on the Company’s consolidated statements of cash flows for the years ended September 30, 2005 and 2004 is reflected in the table below:

Consolidated statement of cash flows:

	2005			2004
	As originally reported	As previously restated	As currently restated	As originally reported	As previously restated	As currently restated
OPERATING ACTIVITIES:
Stock dividends on FHLB stock	$—	$(257,700)	$(257,700)	$—	$(113,400)	$(113,400)
Changes in operating assets and liabilities:
Other assets	(3,308,409)	(3,308,409)	(1,123,662)	(874,352)	(874,352)	1,832,607
Accrued expenses and other liabilities	3,743,021	1,313,021	1,313,021	(798,322)	(798,322)	(798,322)
Net cash provided by operating activities	3,586,039	898,339	3,083,086	8,100,223	7,986,823	10,693,782

INVESTING ACTIVITIES:
Purchases of available for sale and held to maturity securities	(83,004,357)	(80,574,357)	(80,574,357)	(112,557,349)	(112,557,349)	(112,557,349)
Net (increase) decrease in FHLB Bank stock	(36,100)	221,600	221,600	(2,342,200)	(2,228,800)	(2,228,800)
Increase in loans, net	(44,679,765)	(44,679,765)	(46,043,012)	(277,502)	(277,502)	(1,834,799)
Proceeds from sale of REO	1,810,175	1,810,175	988,675	2,031,355	2,031,355	881,693
Net cash provided (used) by investing activities	(31,199,393)	(28,511,693)	(30,696,440)	39,461,725	39,575,125	36,868,166

FINANCING ACTIVITIES:
Net cash provided (used) by financing activities	15,806,314	15,806,314	15,806,314	(34,363,946)	(34,363,946)	(34,363,946)

NET INCREASE (DECREASE) IN CASH AND DUE FROM BANKS	(11,807,040)	(11,807,040)	(11,807,040)	13,198,002	13,198,002	13,198,002

CASH AND DUE FROM BANKS, AT BEGINNING OF PERIOD	35,218,491	35,218,491	35,218,491	22,020,489	22,020,489	22,020,489

CASH AND DUE FROM BANKS, AT END OF PERIOD	$23,411,451	$23,411,451	$23,411,451	$35,218,491	$35,218,491	$35,218,491

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of securities not yet settled	$—	$2,430,000	$2,430,000	$—	$—	$—